Exhibit 99.1

December 31, 2004

To the Addresses listed on Schedule I hereto.

Ladies and Gentlemen:

This Annual Statement as to Compliance is delivered to you pursuant to Section 4.10 (a) of the Sale and Servicing Agreement dated as of June 9, 2004 (the “Agreement”) and pursuant to Section 3.9 of the Indenture Agreement dated as of June 9, 2004 (the “Indenture), executed in connection with the formation of AmeriCredit Automobile Receivables Trust 2004-1 (the “Trust”), the issuance of the Notes by the Trust and the closing of the transactions and the execution and delivery of the various documents by AmeriCredit Corp., AmeriCredit Financial Services, Inc. (the “Servicer”) and AFS SenSub Corp. in connection therewith.  The capitalized terms used herein shall have the same meanings as in the Agreement.

The undersigned certifies that I am the Executive Vice President, Chief Financial Officer and Treasurer of the Servicer.  I further certify as follows:

1.               I have conducted, or caused to be conducted under my supervision, a review of the Servicer during the preceding period from June 9, 2004 through December 31, 2004, and its performance under the

Agreement.

2.               To the best of my knowledge, following such review, the Servicer has fulfilled all its obligations under the Agreement throughout such period, and , to the best of my knowledge, there has been no default in the fulfillment of any such obligation.

AmeriCredit Financial Services, Inc.

By:	/s/ Chris A. Choate	Dated: January 26, 2005
Chris A. Choate
Executive Vice President,
Chief Financial Officer and Treasurer

Schedule I

Trustee, Trust Collateral Agent
and Backup Servicer:

JPMorgan Chase Bank
Global Debt/Asset Backed Securities
4 New York Plaza, 6th Floor
New York, NY 10004
Attention: Aranka Paul

Backup Servicer:

Systems & Services Technologies, Inc.
4315 Pickett Road
St. Joseph, Missouri 64503
Attention: Alice Derr

Owner Trustee:

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention: Steve Barone

Rating Agencies:

Moody’s Investors Service, Inc.
99 Church Street
New York, NY 10007
Attention: ABS Monitoring Department

Standard & Poor’s Rating Services
55 Water Street
40th Floor
New York, NY 10041
Attention: Asset Backed Surveillance Department